Exhibit 99.1

March 6, 2018

Dear Stockholder,

Consistent with the announcement made by American Realty Capital New York City REIT, Inc. (the “Company”) in a Current Report filed with the Securities and Exchange Commission (the “SEC”), this letter is to advise you that the board of directors (the “Board”) has suspended the distributions the Company pays to the holders of shares of the Company’s common stock, par value $0.01 per share (“Shares”), effective March 1, 2018. The Board has suspended distributions to enhance the Company’s ability to execute on acquisitions, repositioning and leasing efforts related to the six properties owned by the Company. The Board believes this change better positions the Company for future growth and a successful future liquidity event.

This letter is also to advise you that, on March 6, 2018, the Company amended its existing tender offer (the “Company Offer”) such that the number of Shares the Company is offering to purchase was decreased from 1,600,000 to 140,000. The purchase price in the Company Offer remains equal to $17.03 per Share. The Company Offer will be paid in cash, less the withholding of any applicable taxes and without interest, as further described in the Offer to Purchase, the Letter of Transmittal and other materials previously disseminated to you and filed with the SEC. Unless extended or withdrawn, the Company Offer will expire at 11:59 p.m., Eastern Time, on March 20, 2018. Upon expiration, payment for the Shares accepted for purchase in the Company Offer will occur promptly in accordance with applicable law. Questions and requests for assistance or requests for additional copies of the Offer to Purchase, the Letter of Transmittal and other related materials may be directed to the Company’s Investor Relations department by calling (866) 902-0063. The Company will promptly furnish to stockholders additional copies of the materials at the Company’s expense.

The Company originally made the Company Offer in response to an unsolicited offer to stockholders (the “Comrit Offer”) by Comrit Investments 1, Limited Partnership (“Comrit”). Pursuant to the Comrit Offer as amended to date, Comrit is offering to purchase Shares at a price equal to $16.02 per Share in cash. The Company has previously amended the Company Offer in response to amendments by Comrit to the Comrit Offer, and the amendment described in this letter is being made in response to Comrit’s most recent amendment to the Comrit Offer, on March 2, 2018, which decreased the number of Shares Comrit is offering to purchase pursuant to the Comrit Offer from 1,600,000 to 124,844 Shares. The most recent amendment to the Company Offer also adds a condition that the Company Offer may be terminated if the Comrit Offer is terminated or withdrawn prior to the purchase of any Shares in the Company Offer. The expiration date of the Comrit Offer is March 20, 2018, unless extended. Please note that Comrit is not affiliated with the Company or the Company’s advisor.

Although the Company Offer is superior to the Comrit Offer, the Board unanimously recommends that stockholders NOT tender their Shares pursuant to the Company Offer or the lower Comrit Offer.

If you have previously tendered your Shares, and you do not wish to withdraw the tender of all or any portion of those Shares, you do not need to take any further action.

If you have previously tendered Shares, and you wish to withdraw the tender of all or any portion of those Shares, please follow the procedures for withdrawal of tendered Shares, as set forth in the Offer to Purchase.

If you do not wish to tender Shares in the Company Offer or the Comrit Offer, simply do not respond.

The Board has evaluated the terms of both offers and notes that, although the Company Offer is at a higher price than the Comrit Offer, the price in both offers is significantly less than the estimated per-share net asset value of the Company’s common stock (“Estimated Per-Share NAV”) of $20.26 per share as of June 30, 2017, which was approved by the Board. As noted therein, because the Shares are not listed on a national securities exchange and there is no established trading market for the Shares, Estimated Per-Share NAV does not represent: (i) the price at which Shares would trade at on a national securities exchange or a third party would pay for the Company, (ii) the amount a stockholder would obtain if he or she tried to sell his or her Shares or (iii) the amount stockholders would receive if the Company liquidated its assets and distributed the proceeds after paying all of its expenses and liabilities. Further, the Estimated Per-Share NAV was calculated as of a specific date, and the value of Shares will fluctuate over time as a result of, among other things, developments related to individual assets, changes in the real estate and capital markets, acquisitions or dispositions of assets, monthly distributions to stockholders and the distribution of proceeds from the sale of real estate to stockholders.

Note also that the Comrit Offer discloses the fact that Comrit will pay third parties a total of 7.5% of the purchase price of the tendered Shares including a 5% commission paid to Independent Financial Group, a broker dealer, on the purchase price of each Share tendered. We will not pay any fees or commissions to brokers, dealers or other persons (other than to DST, the Depositary, Paying Agent and Information Agent) for soliciting tenders of Shares pursuant to the Company Offer. The Company will provide, when applicable, tax reporting, including cost basis information, for Shares tendered in the Company Offer. The Company and its transfer agent cannot guarantee similar information will be provided for Shares tendered in the Comrit Offer.

The Board acknowledges that each stockholder should evaluate whether to tender his or her Shares only after a review of the Comrit Offer and the Company Offer. In addition, because the Shares are not listed on a national securities exchange, and because of the limited liquidity provided by the Company’s share repurchase program, which is only open in the event of death or disability, the Board notes that each individual stockholder should determine whether to tender based on, among other considerations, his or her liquidity needs. Further, there can be no assurance the Company will resume paying distributions or at what rate any future distributions may be paid. There also can be no assurances with respect to when or if the Company will ultimately achieve a liquidity event, or as to the future value of the Shares.

In reviewing the Comrit Offer and the Company Offer, the Company encourages you to read carefully the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 related to the Comrit Offer (as amended, the “Schedule 14D-9”), the Offer to Purchase, the Letter of Transmittal and other materials relating to the Company Offer which have been filed with the SEC as part of the Company’s Tender Offer Statement on Schedule TO related to the Company Offer (as amended, the “Schedule TO”). The Company also notes that, concurrently with the mailing of this letter to you, the Company has amended both the Schedule 14D-9 and the Schedule TO to reflect the information about the suspension of distributions and the Charter Amendments (as defined below) contained in this letter, as well as the amendments to the Company Offer and the Comrit Offer discussed above. These materials also contain other important information, including information as to how to properly tender your Shares in the Company Offer. Questions and requests for assistance or requests for additional copies of the Offer to Purchase, the Letter of Transmittal and other related materials may be directed to the Company’s Investor Relations department by calling (866) 902-0063. The Company will promptly furnish to stockholders additional copies of the materials at the Company’s expense.

The Company also wishes to advise you that, on February 27, 2018, the Board approved amendments (the “Charter Amendments”) to the Company’s charter (the “Charter”) that would (i) remove provisions in the Charter that are required by the standards set forth in the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc., (ii) remove a provision in the Charter regarding the Company’s duration, and (iii) revise provisions in the Charter regarding ownership and transfer restrictions. Approval of the Charter Amendments requires the affirmative vote of the holders of at least a majority of the outstanding Shares entitled to vote thereon, and the Board also approved submission of these amendments for approval by the Company’s stockholders at the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”), which has not yet been scheduled. In connection with the Annual Meeting, the Company expects to prepare and file with the SEC a proxy statement. The Company urges you to read the proxy statement (including all amendments and supplements thereto) and other relevant documents filed with the SEC when they become available because they will contain important information about the Charter Amendments.

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We appreciate your trust in the Company and the Board and thank you for your continued support.

Sincerely,

Edward M. Weil, Jr.
Executive Chairman, Chief Executive Officer,
President and Secretary

Additional Information about the Charter Amendments and Where to Find It

This communication does not constitute a solicitation of any vote or approval. In connection with the Annual Meeting, the Company expects to prepare and file with the SEC a proxy statement. INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CHARTER AMENDMENTS.

Investors may obtain free copies of the proxy statement and other relevant documents filed by the Company with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.newyorkcityreit.com.

The Company, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Charter Amendments. Information regarding the Company’s directors and executive officers can be found in the Company’s Current Report on Form 8-K filed with the SEC October 10, 2017 and the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 24, 2017. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC in connection with the Annual Meeting if and when they become available. These documents are available free of charge on the SEC’s website and the Company’s website as indicated above.

Forward-Looking Statements

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 28, 2017. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

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